Exhibit 11

CONSENT OF INDEPENDENT ACCOUNTANTS






To the Trustees of Scudder Securities Trust:


We consent to the inclusion in Post-Effective Amendment No. 35 to the Registration Statement of Scudder Small Company Value Fund (the "Fund") a series of Scudder Securities Trust (the "Trust") on Form N-1A of our report dated October 4, 1995 on our audit of the Statement of Assets and Liabilities of the Fund as of October 3, 1995.







                                                     /s/Coopers & Lybrand L.L.P.
Boston, Massachusetts                                COOPERS & LYBRAND L.L.P.
October 4, 1995